Exhibit 4.4

Execution Version

FIRST AMENDMENT TO LOAN AGREEMENT

BY AND AMONG

VESTA BAJÍO, S. DE R.L. DE C.V.,

VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V.,

QVC, S. DE R.L. DE C.V.,

QVCII, S. DE R.L. DE C.V., and

WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V.

each, a Mexican Sociedad de Responsabilidad Limitada de Capital Variable,

individually and collectively, as the context may require, as Borrower

AND

METROPOLITAN LIFE INSURANCE COMPANY,

a New York corporation,

as Lender

dated

as of March 22, 2018

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “First Amendment”) dated as of the 22nd day of March, 2018 by and among VESTA BAJÍO, S. DE R.L. DE C.V., VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V., QVC, S. DE R.L. DE C.V., QVCII, S. DE R.L. DE C.V., and WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V., each, a Mexican Sociedad de Responsabilidad Limitada de Capital Variable (individually and collectively as the context may require, “Borrower”) and METROPOLITAN LIFE INSURANCE COMPANY (“Lender”). All capitalized terms used herein which are not defined in this First Amendment shall have the respective meanings set forth in the Loan Agreement (as hereinafter defined), as amended pursuant to this First Amendment, or the Security Trust Agreement (as defined in the Loan Agreement), as the case may be.

RECITALS

WHEREAS, pursuant to that certain Loan Agreement dated July 27, 2016 by and among Borrower and Lender (the “Loan Agreement”), Lender has advanced to Borrower the Loan, with respect to which US$150,000,000.00 of principal is currently outstanding, as evidenced by the Existing Pagaré (as defined below).

WHEREAS, pursuant to the Security Trust Agreement, Trustee is the legal owner of the properties and improvements described on Schedule 1 to Exhibit A of the Loan Agreement (as amended hereby) for the purposes set forth in the Security Trust Agreement.

WHEREAS, Borrower has requested that Lender increase the Loan by making an additional advance to Borrower in an aggregate amount of US$26,600,000.00 (the “Loan Increase”) to be evidenced by the Loan Increase Pagaré (as defined herein).

WHEREAS, the Existing Pagaré, the Loan Agreement, Security Trust Agreement, Unsecured Indemnity Agreement and the other documents evidencing, securing or otherwise relating to the Loan and executed and/or delivered prior to the date hereof are hereinafter collectively referred to as the “Existing Transaction Documents”. This First Amendment, that certain Second Reaffirmation of First Amended and Restated Unsecured Indemnity Agreement dated the date hereof, the Loan Increase Pagaré and the other documents executed and/or delivered by and among Borrower and/or Lender in connection with the Loan Increase described herein are hereinafter collectively referred to as the “Modification Documents”. The Existing Transaction Documents and the Modification Documents are hereinafter collectively referred to as the “Transaction Documents”.

WHEREAS, Lender is willing to increase the Loan by advancing the Loan Increase as set forth herein subject to the execution and delivery of this First Amendment and the satisfaction of the conditions precedent contained in Annex I hereof.

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

GENERAL COVENANTS AND PROVISIONS, REPRESENTATIONS AND WARRANTIES

Section 1.01. Borrower hereby acknowledges and agrees that the foregoing recitals are true, accurate and correct, and are incorporated herein by this reference.

Section 1.02. Borrower hereby acknowledges, represents and warrants that the Security Trustee holds good, marketable, indefeasible and insurable fee simple absolute title to the Trust Property comprised of Real Property, the Improvements located thereon and the other Personal Property conveyed to the Security Trustee pursuant to the Security Trust Agreement.

Section 1.03. Borrower hereby acknowledges, recognizes, confirms and ratifies the existence and validity of the Loan, the outstanding principal amount of which is US$150,000,000.00 prior to the funding of the Loan Increase and US$176,600,000.00 following disbursement of the Loan Increase, and that the same is evidenced by the Pagaré and secured by, inter alia, the Security Trust Agreement. Borrower agrees that the obligations of Borrower under the Transaction Documents are fully enforceable in accordance with the terms, provisions, covenants and conditions thereof and exist without any defenses, claims or offsets of any kind or nature whatsoever except as may be limited by applicable Bankruptcy Law and general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law, and Borrower does hereby, to the extent permitted under applicable law, unconditionally and irrevocably waive and release any and all claims, defenses, charges and causes of action, if any, which as of the date of this First Amendment, Borrower has or may have the right to assert against Lender whether on account of the Loan or otherwise.

Section 1.04. Borrower hereby represents and warrants as of the date hereof and as of the disbursement date of the Loan Increase that (A) Borrower and all of Borrower’ Constituents (1) are free from bankruptcy, concurso mercantil, reorganization or arrangement proceedings or a general assignment for the benefit of creditors and (2) Borrower is solvent, both in that the value of their respective assets exceeds their liabilities and that it is likely that each Borrower will be able to pay its respective debts, including payments required by the Transaction Documents, as they become due in the foreseeable future; (B) no Event of Default or, to the knowledge of Borrower after due inquiry, default, exists under any of the Transaction Documents, the Guaranty Agreement or the Unsecured Indemnity Agreement or will exist immediately subsequent to the disbursement of the Loan Increase; (C) all of the representations and warranties made by Borrower in the Transaction Documents remain true and correct as of the date hereof as if remade on and as of each such date and (D) all of the conditions precedent with respect to the Disbursement of the Loan Increase set forth on Annex I hereto have been satisfied or will be satisfied as of the disbursement date of the Loan Increase.

Section 1.05. Borrower hereby represents and warrants that (A) the Improvements, all plazas, parking facilities and landscaping upon the described Land, and their respective Use comply with (and no notices of violation have been received in connection with) all Requirements (other than with respect to de minimis violations that do not have, and are not reasonably likely to have, a Material Adverse Effect), (B) the zoning and/or subdivision approval is not dependent upon the ownership or use of any property which is not encumbered by the Transaction Documents, and (C) to the Borrower’s knowledge, no part of any Trust Property is taken in condemnation, or involved in a pending condemnation proceeding

Section 1.06. Borrower hereby represents and warrants that (A) all Trust Property (but not including any Trust Property identified as vacant in Schedule 1 to Exhibit A attached hereto) are occupied by tenants under Lease Agreements which are in full force and effect, there are no monetary or material non-monetary defaults by any tenants under the Lease Agreements and (B) to the best knowledge of the Borrower, no tenant or combination of tenants occupying 10% or more of any Individual Trust Property, is involved as a debtor in a bankruptcy, concurso mercantil or reorganization or insolvency proceeding or any other debtor-creditor proceeding or similar proceeding under any Bankruptcy Law.

Section 1.07. Borrower represents and warrants that there are no Liens (other than the Permitted Exceptions) filed against any Borrower or its properties that would be shown on a certificate of no Liens (constancia de folio mercantil y constancia de folio real sin anotaciones de gravamenes vigentes) issued by the public registry of commerce of the jurisdiction of each Borrower’s corporate domicile.

ARTICLE II
MODIFICATION OF LOAN AGREEMENT

Section 2.01. The terms, provisions, covenants and conditions of the Loan Agreement are hereby modified as follows effective as of the disbursement date of the Loan Increase:

(a)  Exhibit C to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit C attached hereto.

(b)  The definition of “Loan” set forth in the “Defined Terms” section of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Loan: A loan in the amount of US$176,600,000.00 from Lender to Borrower comprised of (i) an outstanding principal amount equal to $150,000,000.00, which has previously been disbursed by Lender to Borrower in the amount of (A) US$119,927,000.00 (the “Initial Funding”) on the Initial Funding Disbursement Date and (B) US$30,073,000.00 (the “Second Funding”) on August 25, 2016 (the “Second Funding Disbursement Date”) (collectively, the “Existing Loan”), and (ii) an amount not to exceed US$26,600,000.00 to be disbursed by Lender to Borrower in one disbursement on or after the First Amendment Effective Date (the “Loan Increase”).

(c)  The definition of “Open Date” set forth in the “Defined Terms” section of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Open Date: April 1, 2026.

(d)  The definition of “Pagaré” set forth in the “Defined Terms” section of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

Pagaré: Collectively, the Existing Pagaré and the Loan Increase Pagaré.

(e)  The following definitions are hereby added to the “Defined Terms” section of the Loan Agreement:

Amortization Date: the meaning set forth in Section 1.03(a)(ii) hereof.

Debt Yield: On the date of any determination, the quotient (as determined by Lender) expressed as a percentage equal to the Net Operating Income generated from all the Trust Properties (as set forth in the financial statements required to be delivered to Lender hereunder (and if such financial statements are not timely delivered to Lender, Net Operating Income shall be determined by Lender in its sole discretion)) divided by the then outstanding principal balance of the Loan. With respect to the calculation to be determined with respect to each Debt Yield Test, the date of determination for the calculation of Debt Yield will be the last day of the fiscal quarter for the most recent financial statements delivered by Borrower to Lender pursuant to the terms hereof (and if such financial statements are not timely delivered to Lender, such date of determination shall be determined by Lender in its sole discretion).

Debt Yield Test: the meaning set forth in Section 1.03(a)(iii) hereof.

Existing Loan Fee: With respect to the Initial Funding, an amount equal to US$599,635.00 and with respect to the Second Funding, an amount equal to US$150,365.00.

Existing Loan Interest Rate: the meaning set forth in Section 1.03(a) hereof.

Existing Pagaré: the pagaré dated the Execution Date, written in both English and Spanish and executed and delivered by Borrower, as issuer, in favor of Lender evidencing the Existing Loan, together with all extensions, renewals, amendments, modifications and restatements thereof.

First Amendment: The First Amendment to Loan Agreement dated as of the First Amendment Effective Date executed by and among Borrower and Lender with respect to this Agreement.

First Amendment Effective Date: March 22, 2018.

Interest Rate: the meaning set forth in Section 1.03(a) hereof.

Loan Increase: the meaning set forth in the First Amendment.

Loan Increase Interest Rate: the meaning set forth in Section 1.03(a) hereof.

Loan Increase Loan Fee: an amount equal to US$133,000.00.

Loan Increase Pagaré: the pagaré dated the First Amendment Effective Date, written in both English and Spanish and executed and delivered by Borrower, as issuer in favor of Lender evidencing the Loan Increase, together with all extensions, renewals, amendments, modifications and restatements thereof.

Loan Request: any loan request in the form of Exhibit K.

Second Funding End Date: the date thirty (30) days following the Initial Funding Disbursement Date.

(f)  Section 1.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Amount of Loan.

(a)  The Initial Funding was disbursed to Borrower on the Initial Funding Disbursement Date, the Second Funding was disbursed to Borrower on the Second Funding Disbursement Date and the Loan Increase was disbursed to Borrower on or about the First Amendment Effective Date.

(b)  The Existing Loan in the original principal amount of US$150,000,000.00 was disbursed in multiple disbursements and is evidenced by the Existing Pagaré.

(c)  The Loan Increase in the amount of US$26,600,000.00 shall be disbursed on or about the First Amendment Effective Date and shall be evidenced by the Loan Increase Pagaré.

Any amount borrowed and repaid hereunder in respect of the Loan may not be re- borrowed. Lender’s obligations to make any Disbursement in accordance with the terms and provisions of this Agreement are an independent contract made by Lender to Borrower separate and apart from any other obligation of Lender to Borrower under the other provisions of the Loan Documents and the Unsecured Indemnity Agreement. The obligations of Borrower under the Loan Documents and the Unsecured Indemnity Agreement shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of Borrower, or any other party, against Lender by reason of Lender’s failure to make the Second Disbursement.”

(g)  Section 1.02 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Term of Loan; Amounts In US Dollars. The Loan shall be for a term commencing on the Execution Date and ending on August 1, 2026 (the “Maturity Date”), at which time all amounts owing under the Loan Documents shall be due and payable in full. All payments due to Lender under the Loan Documents and the Unsecured Indemnity Agreement, whether at the Maturity Date or otherwise, shall be paid in immediately available Dollars. On the Execution Date, Borrower has paid to Lender the Existing Loan Fee applicable to the Initial Funding and the Second Funding. On the First Amendment Effective Date, Borrower shall pay to Lender the Loan Increase Loan Fee applicable to the Loan Increase.”

(h)  Section 1.03(a) of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“(a) The interest rate applicable to (i) the Existing Loan is four and fifty-five hundredths of one percent (4.55%) (the “Existing Loan Interest Rate”) and (ii) the Loan Increase is four and three quarters of one percent (4.75%) (the “Loan Increase Interest Rate”, and together with the Existing Loan Interest Rate, the “Interest Rate”). Payments of interest and principal on the Loan shall be made by Borrower in accordance with the terms and conditions set forth in this Agreement, the Pagaré and the Security Trust Agreement. Monthly installments shall be paid in accordance with the following:

(i) Borrower shall pay interest only on (A) the Initial Funding in advance from and including the Execution Date and ending on the last day of the month in which the Execution Date occurs, (B) the Second Funding in advance from and including the Second Funding Disbursement Date and ending on the last day of the month in which the Second Funding Disbursement Date occurs, and (C) the Loan Increase in advance from and including the First Amendment Effective Date and ending on the last day of the month in which the First Amendment Effective Date occurs, and then Borrower shall pay interest only in arrears on the first day of the second month following the month in which (x) the Execution Date occurs as to the Initial Funding, (y) the Second Funding Disbursement Date as to the Second Funding and (z) the First Amendment Effective Date as to the Loan Increase, and on the first day of each month thereafter through and including the fifth (5th) anniversary of the first day of the first month following the month in which the Execution Date occurs.

(ii) Commencing on the fifth (5th) anniversary of the first day of the first month following the month in which the Execution Date occurs (the “Amortization Date”, and if the Amortization Date is postponed pursuant to Section 1.03(a)(iii) hereof, the term “Amortization Date” shall thereafter mean the Amortization Date as so postponed)

Borrower shall make payments of principal and interest (in arrears) on the first day of each month following the Amortization Date through and including the first day of the month prior to the Maturity Date.

(iii) Notwithstanding Section 1.03(a)(ii) hereof, the Amortization Date may be postponed in accordance with Section 1.03(a)(iv) for one or more twelve (12) month intervals, and Borrower shall continue to make payments of interest only for so long as the Debt Yield with respect to the Loan, as of the applicable date of determination, is equal to or greater than twelve percent (12.0%) (the “Debt Yield Test”).

(iv) If Borrower wishes to so postpone the Amortization Date, Borrower shall (a) deliver a written request to Lender at least thirty (30) days prior to the applicable Amortization Date requesting a postponement of the Amortization Date for a twelve (12) month period, and (b) demonstrate to Lender’s satisfaction that the Debt Yield Test as of the applicable date of determination has been met.

(v) In the event twelve (12) months have elapsed from the last Debt Yield Test, and no request has been made by Borrower to postpone the Amortization Date, or in the event that the Debt Yield Test, as of any applicable date of determination, has not been met, then the Amortization Date shall automatically occur as of the next Interest Payment Date and Borrower shall commence payments of interest and principal on the next Interest Payment Date.

(vi) The Pagaré shall be prepared assuming the payment of principal commencing for the interest accrual period that starts on the first day of the sixty-first (61st) month following the month in which the Execution Date occurs. In the event the Amortization Date is to be postponed at any time as provided in subsections (iii) and (iv) above, a new Pagaré shall be executed and delivered, in exchange for the existing Pagaré, providing for an extension of the interest only period for an additional twelve (12) months and the Pagaré being replaced shall be cancelled. In the event of any conflict between the terms of the Pagaré and this Agreement, the terms of this Agreement shall prevail.

(vii) The entire outstanding principal balance of the Loan, together with all accrued interest and all other sums due under the Loan Documents and the Unsecured Indemnity Agreement, shall be paid on the Maturity Date. All monthly installments shall be applied first to the payment of interest and, to the extent applicable, second to the reduction of principal. Interest shall be calculated on a daily basis of the actual number of days elapsed over a 360-day year.”

(i)  Section 1.06 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Section 1.06 Application of Payments. At the election of Lender, and to the extent permitted by applicable law, all payments made pursuant to the Loan Documents shall be applied in the order selected by Lender to any expenses, prepayment fees, the Applicable Prepayment Fee, Late Charges (as defined in the Pagaré), Escrow Deposits (as hereinafter defined), and other sums due and payable under the Loan Documents, and to unpaid interest at the Interest Rate or the Default Interest Rate, as applicable. The balance of any payments shall be applied to reduce the then unpaid outstanding principal balance of the Existing Pagaré and the Additional Pagaré on a pro rata basis.”

(j)  Sections 10.06(e) and 10.07(e) of the Loan Agreement are hereby amended by replacing the reference to “fifty percent (50%)” in Sections 10.06(e) and 10.07(e) with a reference to “sixty percent (60%)”.

(k)  Section 14.01 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Debt Service Reserve Requirement. Borrower has delivered to Lender (i) US$1,528,981.58 with respect to the Existing Loan on the Execution Date and (ii) US$277,516.38 with respect to the Loan Increase on the First Amendment Effective Date (collectively, the “Debt Service Reserve”) to be held by Lender as additional collateral for the Loan, subject, however, to Lender’s right to withdraw the Debt Service Reserve as set forth in this Agreement. The Debt Service Reserve shall at all times be equal to US$1,806,487.96. Lender agrees not to withdraw the Debt Service Reserve unless an Event of Default shall exist. If an Event of Default shall exist, the Debt Service Reserve shall be applied as Lender may elect in its sole discretion, including without limitation to (i) the curing of the Event of Default or (ii) the payment of the Secured Obligations.”

(l)  Section 14.03 of the Loan Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

“Option to Provide Letter Of Credit. Following the First Amendment Effective Date, Borrower shall have a one-time right to replace the entire Debt Service Reserve with an unconditional, clean, irrevocable letter of credit which (i) is payable to Lender as beneficiary, (ii) has an expiration date not earlier than one year from the date of issuance and which states that it is deemed to be automatically extended without amendment for one year from the expiry date thereof, or any future expiration date, unless forty-five (45) days prior to an expiration date the issuer notifies Lender by registered mail that it elects not to renew the Letter of Credit, in which case Borrower shall immediately replace the Letter of Credit, (iii) be fully transferable more than once by the beneficiary thereunder and (iv) otherwise shall be in form, scope and substance satisfactory to Lender (such letter of credit together with any amendments, modifications, extensions, renewals, supplements or replacements thereof approved in writing by Lender, collectively, the “Letter of Credit”). Such Letter of Credit shall be in a face amount at all times equal to US$1,806,487.96. Such Letter of Credit shall be issued by United States national bank or other institution satisfactory to Lender and shall constitute an irrevocable obligation to make payment to Lender in the full amount outstanding under such Letter of Credit. Lender agrees not to draw down on the Letter of Credit until there exists an LC Draw Event (as defined below). Any such Letter of Credit shall provide, among other things, that it may be drawn upon after presentation to the issuer, at an address in New York City, of (i) the original Letter of Credit and (ii) a draft drawn at sight on the issuer.”

Section 2.02. Borrower shall comply with each of the requirements set forth on Annex II attached hereto on or before the applicable dates described on Annex II.

Section 2.03 The Loan Agreement, as modified above, is hereby ratified and confirmed by Borrower.

ARTICLE III
ADDITIONAL COVENANTS AND PROVISIONS

Section 3.01. Borrower’s breach of any representation set forth in Article I of this First Amendment shall constitute an Event of Default by Borrower under the Loan Agreement and the other Transaction Documents.

Section 3.02. The Loan Agreement, as amended by this First Amendment, constitutes the entire agreement of the parties hereto with respect to the subject matter contained herein. Each party to this First Amendment acknowledges that no representations, inducements, promises, or statements, oral or otherwise, have been made by any party or anyone acting on behalf of any party, which are not embodied in the Loan Agreement, as amended.

Section 3.03. Except as modified by this First Amendment, the Loan Agreement remains unchanged and in full force and effect. On and after the First Amendment Effective Date, each reference in the Loan Agreement to “this Agreement, “hereunder”, “hereof” or words of like import referring to the Loan Agreement, and each reference in the Transaction Documents to “the Loan Agreement”, “thereunder”, “thereof” or words of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement, as amended by this First Amendment.

Section 3.04. Nothing contained in this First Amendment is intended to effect, nor shall the same constitute, a waiver of any defaults (if any) by Borrower under the Transaction Documents, nor shall the same effect a waiver, limitation, or (except as expressly provided by Section 2.01 of this First Amendment) modification of any of the terms or conditions of the Transaction Documents, or of any of the rights or remedies available to Lender thereunder, at law and/or in equity, all of which Lender expressly reserves.

Section 3.05. This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

Section 3.06. All judicial proceedings brought against Borrower or Lender arising out of or relating to this First Amendment shall be brought in any State or Federal Court of competent jurisdiction in the State of New York. Borrower and Lender irrevocably accepts for itself, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts, and waives any other jurisdiction that could apply by virtue of its present or future domicile or any other reason, waives defense of forum non conveniens and irrevocably agrees to be bound by any judgment rendered thereby in connection with this First Amendment. In the event that a judicial proceeding is brought against Borrower in the State of New York, Borrower irrevocably designates and appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011, and such other persons or entities as may hereafter be selected by Borrower irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by Borrower to be effective and binding service in every respect. A copy of any such process so served shall be sent by internationally recognized overnight mail or courier service to the Borrower at its address provided in the Loan Agreement; provided that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by Borrower refuses to accept service, service of process sufficient for personal jurisdiction in any action against Borrower in the State of New York may be made by any manner permitted by applicable law. Nothing herein shall affect (i) the right to serve process in any judicial proceeding brought in any of the aforesaid courts in any manner permitted by applicable law, or (ii) the right to enforce any judgment entered in any judicial proceeding brought in any of the aforesaid courts in any other jurisdiction to the fullest extent permitted under applicable law. The parties hereto acknowledge that the current, correct address for CT Corporation System is 111 Eighth Avenue, New York, New York 10011.

Section 3.07. This First Amendment may not be changed, amended or modified, except in a writing expressly intended for such purpose executed by Borrower and Lender.

Section 3.08. The title of this First Amendment and the captions used herein are for convenience of reference only, and shall not limit, amplify or otherwise affect any of the terms, provisions, representation, covenants or conditions of this First Amendment.

Section 3.09. This First Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same instrument.

[Signatures follow on next page]

IN WITNESS WHEREOF the parties have caused these presents to be executed as of the day and year first above written.

LENDER: METROPOLITAN LIFE INSURANCE COMPANY
By:
Name:
Title:

[Signatures Continue on Next Page]

BORROWER:

VESTA BAJÍO, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

VESTA BAJA CALIFORNIA, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

QVC, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

QVCII, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

WTN DESARROLLOS INMOBILIARIOS DE MÉXICO, S. DE R.L. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

ANNEX I

Conditions Precedent to the Funding of the Loan Increase

(a) Lender shall have received the Modification Documents duly executed by Borrower;

(b) Borrower shall have submitted to Lender a borrowing request and disbursement instructions prior to the proposed disbursement date;

(c) Lender shall have received payment of the Loan Increase Loan Fee required to be paid pursuant to Section 1.02 of the Loan Agreement plus all out-of-pocket costs and expenses incurred by Lender in connection with the making of the Loan Increase and all fees owed to the Security Trustee (or instructions to deduct the same from the proceeds of the disbursement);

(d) Borrower shall have satisfied all applicable requirements set forth in the Security Trust Agreement and the Security Trust Agreement shall remain valid and enforceable in accordance with the terms thereof;

(e) Lender shall have received such opinions with respect to the Loan required by Lender in form and substance reasonably satisfactory to Lender in all respects;

(f) Borrower shall have delivered an Officer’s Certificate in substantially the same form as has been previously delivered to Lender in connection with prior disbursements of the Loan together with copies of the resolutions, consents and powers of attorney authorizing the execution and delivery of the Modification Documents;

(g) Lender shall have received a copy of the rent roll for the Trust Property certified by an authorized officer of Borrower;

(h) Trustee shall have received an original executed copy, or a certified copy by a Mexican notary public of each Lease Agreement relating to leases executed and/or effective since Execution Date and in effect as of the Execution Date that have been amended since the Execution Date, along with any lease guarantees and related documents, including assignments;

(i) The Debt Service Reserve complies in all respects with all applicable requirements set forth in Section 14.01 of the Loan Agreement;

(j) No default or Event of Default shall then exist under the Transaction Documents or shall result from the Disbursement;

(l) Lender shall have received estoppel certificates of each lessee under each Lease Agreement relating to the leases executed and/or effective since Execution Date and in effect as of the Execution Date that have been amended since the Execution Date, each of which shall be in form and substance satisfactory to Lender; and

(m) All other actions shall have been taken and documentation received that Lender may reasonably deem necessary or desirable in connection with the disbursement of the Loan Increase, including such consents, agreements, estoppel letters, opinions of counsel and other confirmations of third parties as Lender shall reasonably request (provided that the conditions precedent required by Lender prior to the disbursement of the Loan Increase shall not be inconsistent with the conditions precedent to the funding of the Existing Loan).

ANNEX II

Post-Closing Obligations

1.	As soon as possible, but in any case within one hundred twenty (120) days following the First Amendment Effective Date, Borrower shall (i) install a secondary containment for Cleaning Solvents at TIJ-VPLM-005-C1 and (ii) deliver to Lender evidence that clause (i) has been satisfied.

2.	As soon as possible, but in any case within ten (10) Business Days following the First Amendment Effective Date, Borrower shall deliver to Lender estoppel certificates from each of the following lessees under the applicable Lease Agreements, each of which shall be in form and substance satisfactory to Lender:

a.	Kormex Supply de México, S. de R.L. de C.V.
b.	Iacna México V, S. de R.L. de C.V.
c.	CAE Flight Training Center México, S.A. de C.V.
d.	Novem Car Interior Design México, S.A. de C.V.
e.	Remy Remanufacturing de México, S. de R.L. de C.V.
f.	Nestlé Servicios Corporativos, S.A. de C.V.
g.	Bazz Houston, S. de R.L. de C.V.
h.	Fábricas de Calzado Andrea, S.A. de C.V.
i.	Iacna México II, S. de R.L. de C.V.
j.	Iacna México II, S. de R.L. de C.V.
k.	Fletes México Carga Express, S. de R.L. de C.V.

3.	As soon as possible, but in any case within twenty (20) Business Days following the First Amendment Effective Date, Borrower shall deliver to Lender estoppel certificates from each of the following lessees under the applicable Lease Agreements, each of which shall be in form and substance satisfactory to Lender:

a.	Man Truck & Bus México, S.A. de C.V.

b.	Mahle Berh Río Ravo, S. de R.L. de C.V.

EXHIBIT C

ALLOCATED LOAN AMOUNTS

Building Code	Tenant	Allocated Loan Amount
TLC-Exportec-2AB	Erling Kilnger	US$3,341,200
TLC-Exportec-3A	Erling Kilnger	US$3,033,900
TLC-Exportec-4A	CAE
TLC-2000-5ABD	BMW	US$8,751,500
TLC-2000-5EF	BMW
TLC-2000-5C	BMW
TLC-2000-6A	Gates	US$12,309,100
TLC-2000-6F	IACNA
TLC-2000-6B	IACNA
TLC-2000-6C	IACNA
TLC-2000-6D	IACNA
TLC-2000-6E	IACNA
TLC-VPC-7AB	Nestle	US$29,277,500
TLC-2000-13AB	Elektra	US$12,952,000
VM-SP1-1A	Wilson	US$1,508,900
VM-SP2-2A	Zeller	US$3,926,000
VM-SP3-3A	Nepsa	US$5,266,100
TIJ-VPLM-001-A1	Calmil	738,800
TIJ-VPLM-002-A2	Donyang	801,200
TIJ-VPLM-003-A3	Katzkin	US$2,164,000
TIJ-VPLM-004-B1	Hunter	US$1,162,600
TIJ-VPLM-010-B2/A	Avent	US$2,428,600
TIJ-VPLM-010-B2-B1	Vacant
TIJ-VPLM-010-B2/B	Avent
TIJ-VPLM-005-C1	Avail	US$1,541,600
TIJ-VPLM-011-C2	Bazz	US$1,046,500
TIJ-VPLM-006-D1	Avent	US$761,500
TIJ-VPLM-012-D2	Hyson	US$1,613,000

Building Code	Tenant	Allocated Loan Amount
TIJ-VPLM-007-E1A	Codan	US$1,186,400
TIJ-VPLM-007-E1B	Codan
TIJ-VPLM-008-E2	Avail	US$2,147,800
TIJ-VPLM-013-F1	Calmil	US$1,342,700
TIJ-VPLM-009-F2B	Calmil	US$2,050,900
TIJ-VPLM-009-F2A	Calmil
TIJ-VPLM-014-F3	Santek	US$654,600
TIJ-VPLM-016-G1/B,H	Vacant	US$6,141,000
TIJ-VPLM-016-G1/G,C	Avail
TIJ-VPLM-016-G1/A	Avail
TIJ-VPLM-016-G1/D,E,F	Avail
TIJ-VPLM-015-G2/A	Tecnica	US$1,572,800
TIJ-VPLM-015-G2/A1	Santek
TIJ-VPLM-015-G2/B	Tecnica
TIJ-VPLM-015-G2/C	Dongyang
TIJ-VPLM-015-G2/E	Tecnica
TIJ-VPR-017-R1/A	Premier	US$7,111,700
TIJ-VPR-017-R1/B	Artaban
TIJ-VPR-017-R1/C	Novella
TIJ-PIP-024-1A	Imperial	US$6,147,300
SLP-PTN-1AB	Delco Remy	US$3,553,400
SLP-PTN-2A	Delco Remy	US$1,613,500
SLP-PTN-3A	JK Global	US$1,547,800
SLP-PTN-4A	Polymer	US$1,720,400
SLP-PTN-5A	SMR	US$3,132,500
SLP-PTN-6A	3M	US$3,978,400
SLP-PTN-6B	Continental
QRO-PBQ-7A	Camca	US$943,900
QRO-PBQ-8A	Man Truck	US$3,277,300
QRO-PIQ-10A	ZF	US$4,457,600
QRO-PIQ-11A	Zemog	US$1,486,000

Building Code	Tenant	Allocated Loan Amount
QRO-PIQ-13A	NOVEM	US$5,012,300
QRO-PIQ-13	NOVEM
SIL-PLC-2A	RSB	US$1,720,300
SIL-PLC-3E	Andrea	US$3,984,800
SIL-PLC-3F	Contour
SIL-PLC-3B	Contour
SIL-PLC-3C	Baxter
SIL-PLC-3D	BAE
SIL-PLC-4A	CGS	US$3,046,100
SIL-PLC-4B	CGS
SIL-PLC-4C	Mahle
SIL-PLC-1A	Bodycote	US$2,947,700
SIL-PLC-5A	Andrea	US$2,215,200
CDJ-VPLT-3A	Sabritas	US$1,665,200
CDJ-VPLT-1A	Vishay	US$2,896,700
CDJ-VPLT-4AB	Lear	US$6,421,700
Total Allocated Loan Amount		US$176,600,000